EXHIBIT 21


       SUBSIDIARIES                    NAMES UNDER              STATE OR OTHER
          OF THE                    WHICH SUBSIDIARIES           JURISDICTION
        REGISTRANT                     DO BUSINESSOF             INCORPORATION

A & W Interlining Services Corp.  American InterliningCompany    Maryland
                                    Western Coat Pad Company

Agencia Maritima del Istmo, S.A.             Same                Costa Rica

Agencias Generales Conaven, C.A.            Conaven              Venezuela

Almacenadora Conaven, S.A.                   Same                Venezuela

Atlantic Salmon (Maine) Limited
 Liability Company*                          Same                Maine

Boyar Estates S.A.*                          Same                Luxembourg

Cape Fear Railways, Inc.                     Same                North Carolina

Cayman Freight Shipping Services,
 Ltd.*                                       Same                Cayman Islands

Chestnut Hill Farms Honduras,
 S.A. de C.V.                                Same                Honduras

Consorcio Naviero de Occidente, C.A.        Conaven              Venezuela

ContiSea LLC*                                Same                Maine

Cultivos Marinos, S.A. de C.V.               CUMAR               Honduras

Delta Packaging Company Ltd.*                Same                Nigeria

Desarrollo Industrial Bioacuatico,
 S.A.*                                       DIBSA               Ecuador

Ducktrap River Fish Farm, LLC*               Same                Maine

Empacadora Litoral, S.A. de C.V.             Same                Honduras

Globe International Holdings, S.A.*          Same                Nigeria

H&O Shipping Limited                         Same                Liberia

Haiti Agro Processors Holdings, Ltd*         Same                Cayman Islands

Ingenio y Refineria San Martin del
 Tabacal                                    Tabacal              Argentina

Internet Commodity Exchange
 Corporation                                I.C.E.               Kansas

JacintoPort International LP                 Same                Texas

KWABA - Sociedade Industrial e
 Comercial, SARL*                           KWABA                Angola


Les Moulins d'Haiti S.E.M. (LHM)*            Same                Haiti

Lesotho Flour Mills Limited*                 Same                Lesotho

Life Flour Mill Ltd.*                        Same                Nigeria

Minoterie de Matadi, S.A.R.L.*              Midema               Democratic
                                                                 Republic of
                                                                 Congo

Minoterie du Congo, S.A.                    Minoco               Republic of
                                                                 Congo

Mobeira, SARL*                               Same                Mozambique

Molinos Champion, S.A.*                     Mochasa              Ecuador

Molinos del Ecuador, C.A.*                  Molidor              Ecuador

Mount Dora Farms Inc.                        Same                Florida

National Milling Company of Guyana,
 Ltd.                                        Same                Guyana

National Milling Corporation Limited         Same                Zambia

Port of Miami Cold Storage, Inc.             Same                Florida

Representaciones Maritimas y Aereas,
 S.A.                                      Remarsa               Guatemala

Representaciones y Ventas S.A.*           Reyventas              Ecuador

Sea Cargo, S.A.                              Same                Panama

Seaboard de Colombia, S.A.                   Same                Colombia

Seaboard de Honduras, S.A. de C.V.           Same                Honduras

Seaboard del  Peru, S.A.                     Same                Peru

Seaboard Farms, Inc.                         Same                Oklahoma

Seaboard Freight & Shipping Jamaica
 Limited                                     Same                Jamaica

Seaboard Guyana, Ltd.                        Same                Bermuda

Seaboard Holdings Ltd.                       Same                British Virgin
                                                                 Islands

Seaboard Marine Bahamas, Ltd.                Same                Bahamas

Seaboard Marine of Haiti, S.E.               Same                Haiti

Seaboard Marine Ltd.                         Same                Liberia

Seaboard Marine of Florida, Inc.             Same                Florida

Seaboard Overseas Limited                    Same                Bahamas

Seaboard Ship Management Inc.                Same                Florida

Seaboard Shipping Services (PTY) Ltd.        Same                South Africa

Seaboard Trading and Shipping          Seaboard Overseas         Minnesota
 Ltd.                                  and Trading Group

Seaboard Transport Inc.                      Same                Oklahoma

Seaboard West Africa Limited*                Same                Sierra Leone

SEADOM, S.A.*                                Same                Dominican
                                                                 Republic

Top Feeds Limited*                           Same                Nigeria

Transcontinental Capital Corp.
(Bermuda) Ltd.                               Same                Bermuda

Unga Holdings Limited*                       Unga                Kenya

Zenith Investments, Ltd.*                    Same                Nigeria




*Represents a non-controlled, non-consolidated affiliate.